Exhibit 11.1

Study ID Number: GLP2845	Protocol Number: P3254

FINAL STUDY REPORT

Study Title

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces

Product Identify

DiOx+ Chlorine Dioxide 4000 ppm
Lot Numbers: 000136, 21.05.19.01

Test Microorganism

Human coronavirus, 229E strain, ATCC VR- 740

Data Requirements

U. S. EPA OCSPP 810.2200

Author

Madhuri Patil, M.S.

Study Completion Date

20SEP2021

Testing Facility

Microchem Laboratory

1304 W. Industrial Blvd.

Round Rock, Texas 78681

Study Sponsor

Boon Industries Inc.

110 Spring Hill Drive, Suite 16

Grass Valley, CA 95945

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

STATEMENT OF NO DATA CONFIDENTIALITY CLAIMS

No claim of confidentiality, on any basis whatsoever, is made for any information contained in this document. I acknowledge that information not designated as within the scope of FIFRA section 10(d)(l)(A), (B), or (C) and which pertains to a registered or previously registered pesticide is not entitled to confidential treatment and may be released to the public, subject to the provisions regarding disclosure to multinational entities under FIFRA 10(g).

Company:

Agent/Submitter:

Title:

Date:

Signature:

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

GOOD LABORATORY PRACTICE COMPLIANCE STATEMENT

This study meets U.S. Environmental Protection Agency’s Good Laboratory Practice Standards and requirements for 40 CFR § 160 .

Records concerning test substance characteristics (i.e. composition, purity, stability, strength , solubility) ore maintained by the Study Sponsor. The Study Sponsor conducted test substance characterization as to identity, strength, purity, solubility and composition, as applicable, according to 40 CFR Part 160 , Subpart F [160.105] prior to its use in the study.

Study Director

Company:	Microchem Laboratory
Name:	Madhuri Patil, M.S.
Title:	Study Director

Signature:	Date:	20SEP2021

Study Sponsor:

Company:	Boon Industries Inc.
Name:	Justin Gonzalez
Title:	Study Sponsor

Signature:	Date:

Submitter:

Company:

Name:

Title:

Signature:	Date:

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

QUALITY ASSURANCE STATEMENT

The following quality assurance audits were conducted in accordance with Good Laboratory Practice Standards outlined in 40 CFR §160 and reported to management and the Study Director:

Phase Inspected	Date Inspected	Date Reported to Study Director	Date Reported to Management
In Phase	05AUG2021	05AUG2021	06AUG2021
Final Report	27AUG2021	30AUG2021	31AUG2021

Signature:	Date:	20SEP2021

Name:	Audrey Landrum, B.S.
Title:	Specialist I, Quality Assurance

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PERSONNEL INVOLVED IN THE STUDY

Study Director

Name:	Madhuri Patil, M.S.
Title:	Analyst II

Professional or Supervisory Personnel

Name:	Victoria Zarate, B.S.
Title:	Team Lead, Virology

Name:	Andrea Armeriv, B.S.
Title:	Analyst I

Name:	Jose Vides, B.S.
Title:	Associate Analyst

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

TABLE OF CONTENTS

FINAL STUDY REPORT	1

STATEMENT OF NO DATA CONFIDENTIALITY CLAIMS	2

GOOD LABORATORY PRACTICE COMPLIANCE STATEMENT	3

QUALITY ASSURANCE STATEMENT	4

PERSONNEL INVOLVED IN THE STUDY	5

TABLE OF CONTENTS	6

FINAL STUDY REPORT SUMMARY	7

STUDY DATES	8

TEST SUBSTANCE	8

PROTOCOL CHANGES	9

TEST OBJECTIVE	9

TEST PRINCIPLE	9

TEST PROCEDURE	9

STUDY CONTROLS	11

SUCCESS CRITERIA	14

CALCULATIONS AND STATISTICAL ANALYSIS	15

DATA AND SAMPLE RETENTION	16

RESULTS	17

STUDY CONCLUSION	19

REFERENCES	20

PROTOCOL AMENDMENT	21

PROTOCOL	22

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

FINAL STUDY REPORT SUMMARY

Study Title:	Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces

Study Identification Number:	GLP2845

Test Microorganism:	Hum an coronavirus, 229E strain, ATCC VR- 740

Host Cell:	MRC-5 cells (ATCC CCL-171)

Test Substance:	DiOx+ Chlorine Dioxide 4000 ppm Lot Numbers: 000136, 21.05.19.01

Test Substance Dilution:	Diluted 30 ml test sub stance into 970 ml of 200 ppm autoclave-sterilized tap water

Test Substance Application:	2.0 ml aliquot of the use dilution of the liquid test substance applied via pipette

Organic Soil Load:	No additional supplementation of organic soil load incorporated into the test inoculum

lnoculum Volume:	0.200 ml

Carrier Type:	Sterile glass Petri dish (100 mm x 15 mm)

Number of Carriers per Lot:	One

Contact Time:	10 minutes

Exposure Temperature:	Ambient room temperature (24.0–24.6 °C) and 31% relative humidity (RH)

Neutralization Method:	Sephadex LH-20 gel filtration column

Study Results

Descripiton	Assay Results		Plate Recovery Control
	Lot: 000136	Lot: 21.05.19.01
Log10 TCID50 / 0.1 ml	≤ 0.50 log10	0.75 log10	5.05 log10 (TCID50 / Carrier)
Log10 TCID50 / Carrier	≤ 0.80 log10	1.05 log10
Log10 Reduction / Carrier	≥ 4.25 log10	4.00 log10

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

STUDY DATES

Study Initiation Date:	04AUG2021
Experimental Start Date/Time:	05AUG2021 / 1455
Experimental End Date/Time:	12AUG2021 / 0911
Study Completion Date:	20SEP2021

TEST SUBSTANCE

Name:	DiOx+ Chlorine Dioxide 4000 ppm

Lot:	000136
Active Ingredients (concentration): Chlorine dioxide (0.4%)*
	Date of Manufacture:	10APR2021*
	Date Received:	04MAY2021
	Expiration Date:	10NOV2021*

Lot:	21.05.19.01
Active Ingredients (concentration): Chlorine dioxide (0.4%)*
	Date of Manufacture:	19MAY2021*
	Date Received:	01 JUN2021
	Expiration Date:	19MAY2022*

*	As indicated in the approved protocol.

Form: Liquid; dilution required.

Storage Conditions: Ambient room temperature under fluorescent lighting.

Test Substance Preparation: The test substance was used as directed by the Study Sponsor. Each lot of the test substance was prepared by adding 30 ml of test substance to 970 ml of autoclave-sterilized tap water. The prepared test substance appeared to be in solution as determined by visual observation on the day of use.

The 200 ppm autoclave-sterilized tap water (180-210 ppm range) used as the test substance diluent was titrated using a calibrated buret on the day of use. The titration result was 182 ppm.

The test substance was equilibrated to the requested exposure temperature prior to use.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL CHANGES

Protocol Amendment(s)

Protocol Amendment # 1

On 20SEP2021, the approved/signed protocol P3254 has been amended to reflect that the Certificates of Analysis for each lot of test substance will not be provided.

All remaining testing parameters are to be followed as stated in the protocol.

Protocol Deviation(s)

There were no deviations from the approved protocol during the conduct of this study.

TEST OBJECTIVE

The purpose of this study was to document the virucidal efficacy of the test substance against the test system (microorganism) under the test parameters specified in this protocol. The test protocol was in compliance with the requirements of and may be submitted to one or more of the following agencies as indicated by the Study Sponsor: U.S. Environmental Protection Agency (EPA) and Health Canada.

TEST PRINCIPLE

The test substance was applied to a film of virus that has been dried onto the surface of a glass carrier (representing a hard, nonporous surface) and held for the Sponsor-specified contact time. At the conclusion of the contact time, the recovered virus-test substance mixture was neutralized and the mixture was assayed for infectivity. Plate recovery, cytotoxicity, neutralization, virus inoculum titer and cell culture controls are performed concurrently with the test .

TEST PROCEDURE

Test System (Microorganism)

Human coronavirus, 229E strain, ATCC VR-740, originally received from the American Type Culture Collection (ATCC), Manassas, VA,, was used in this study. The Microchem Laboratory lot number used in testing was HCoV_21 MAR2020C.

ATCC® microorganisms are used under commercial license. The ATCC trademark and trade name and any and all ATCC catalog numbers are trademarks of the American Type Culture Collection.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

TEST PROCEDURE (cont.)

Preparation of the Test Virus

The test virus was propagated internally by Microchem Laboratory personnel by inoculating the virus into cell culture flasks containing the appropriate host cell line and incubating at the appropriate conditions. Once the cell culture flasks displayed approximately 75–100% cytopathic effect (as determined by microscopic evaluation), the flasks were subjected to freeze-thaw cycles to release virus from infected cells. The contents of the cell culture flasks were collected and centrifuged in order to remove the cell debris. The test virus was then aliquoted and stored at ≤ -70 °C.

On the day of testing, the appropriate number of virus stock suspension vials were removed from cryostorage and thawed for use in the assay. The test virus contained 2% fetal bovine serum (FBS) organic soil load. The test virus was not adjusted to incorporate any additional organic soil load into the inoculum.

Host Cell-Line

MRC-5 cells (ATCC CCL-171), originally received from the ATCC, were utilized in the assay. The cells were subcultured by Microchem Laboratory personnel and seeded into 24-well cell culture plates. The plates were incubated at 36±2 °C in a humidified atmosphere of 6±1% CO2 until they reached the desired confluence required for testing. On the day of use, the cells were microscopically examined to verify the appropriate confluency and health of the cells. Cell culture passage documentation including cell culture source, passage number, seeding densities, etc. was retained.

ATCC® microorganisms are used under commercial license. The ATCC trademark and trade name and any and all ATCC catalog numbers are trademarks of the American Type Culture Collection.

Test Medium

The test medium utilized in the assay was Eagle’s Minimum Essential Medium (EMEM) supplemented with 2% FBS, 40 mM HEPES buffer, 125 µM non-essential amino acids, 1 mM sodium pyruvate, plus antibiotics [antibiotic-antimycotic solution (100 units/ml penicillin G, 100 µg/ml streptomycin, and 0.25 µg/ml amphotericin B)]. Concentrations based on preparation of 1 L of Eagle’s Minimal Essential Medium.

Preparation of the Test Substance

The test substance was used as directed by the Study Sponsor. Each lot of the test substance was prepared by adding 30 ml of test substance to 970 ml of autoclave-sterilized tap water. The prepared test substance appeared to be in solution as determined by visual observation on the day of use. The 200 ppm autoclave-sterilized tap water (180-210 ppm range) used as the test substance diluent was titrated using a calibrated buret on the day of use. The titration result was 182 ppm. The test substance was equilibrated to the requested exposure temperature prior to use.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

TEST PROCEDURE (cont.)

Preparation of Sephadex LH-20 Gel Filtration Columns

Sephadex LH-20 gel filtration columns were utilized to neutralize and/or to reduce the cytotoxicity of the test substance following exposure to the test virus by separating the virus from the test substance via filtration. On the day of testing, the prepared Sephadex slurry was aseptically added to prepared column units (sterile syringe) to completely fill the column. Just prior to testing, the syringe was centrifuged at approximately 100 x g for 3–4 minutes to clear the void volume.

Preparation of Virus Films

The test virus was vortexed thoroughly and a 0.200 ml aliquot of virus was placed on the inside bottom surface of three 100 mm x 15 mm sterile glass Petri dishes which served as the test carriers and plate recovery control. The inoculum was spread over the entire area of the carriers using a sterile bent pipette tip without touching the sides of the Petri dish. The virus films were dried in an environmental chamber for 20 minutes at 20.0 °C in a relative humidity of 30%.

Exposure of Virus Films to the Test Substance

For each lot of the test substance, one dried virus film carrier was treated with a 2.0 ml aliquot of the use dilution of the liquid test substance following Study Sponsor instructions. The carriers were gently rotated to ensure complete coverage of the test substance over the entirety of each test surface. The carriers were held covered at the Sponsor-requested exposure temperature of 24.0–24.6 °C in a relative humidity of 31% for the requested contact time of 10 minutes. Just prior to the completion of the contact time, a sterile cell scraper was used to re-suspend each viral film and the solution was immediately transferred into a gel filtration column. The syringe plunger was used to pass the contents of the re-suspended test carrier through the column. Serial 10–fold dilutions (e.g. 0.1 ml filtrate + 0.9 ml test media) of the filtrate (10-1 dilution) were prepared to the appropriate dilution.

STUDY CONTROLS

Plate Recovery Control

One plate recovery control film was prepared to determine the baseline dried virus titer. The plate recovery control film was generated as described above in “Preparation of Virus Films.” Following drying, a 2.0 ml aliquot of test medium was overlaid on the control film. The carrier was then gently rotated to ensure complete coverage of the solution over the entirety of the surface. The carrier was held covered at the Sponsor-requested exposure temperature of 24.1–24.4 °C in a relative humidity of 31% for the requested contact time of 10 minutes. Just prior to the completion of the study contact time, a sterile cell scraper was used to re-suspend each viral film and the solution was immediately transferred into a gel filtration column. The re-suspended content of the carrier was passed through the gel filtration column using the syringe plunger. Serial 10–fold dilutions (e.g. 0.1 ml filtrate + 0.9 ml test media) of the filtrate (10-1 dilution) were prepared to the appropriate dilution. The results of the plate recovery control were microscopically evaluated at the same time as the results of the test substance and all other controls. The results of this control were used to calculate the log reduction in viral titer following exposure of the test substance to the test virus.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

STUDY CONTROLS (cont.)

Cytotoxiciiy Control

For each lot of test substance assayed, one sterile glass Petri dish carrier (containing no virus film) was treated in the same manner as the test carriers. A 2.0 ml aliquot of the use dilution of the use dilution of the test substance was added to the sterile Petri dish and held covered at the Sponsor-requested contact time of 10 minutes at the requested exposure temperature of 23.9–24.5 °C in a relative humidity of 30–31%. Just prior to the completion of the study contact time, the carrier was scraped using a sterile cell scraper, and the test substance suspension was promptly transferred into a gel filtration column. The re-suspended test substance was passed through the gel filtration column using the syringe plunger. Serial 10-fold dilutions (e.g. 0.1 ml filtrate + 0.9 ml test media) of the filtrate (10-1 dilution) were prepared to the appropriate dilution. The results of the cytotoxicity control were microscopically evaluated at the same time as the results of the test substance and all other controls.

Test Substance Neutralization Control

For each lot of test substance assayed, one sterile glass Petri dish carrier (containing no virus film) was treated in the same manner as the test carriers. A 2.0 ml aliquot of the use dilution of the test substance was added to the sterile Petri dish. The carrier was scraped using a sterile cell scraper, and the test substance suspension was promptly transferred into a gel filtration column. The re-suspended test substance was passed through the gel filtration column using the syringe plunger. A 2.0 ml aliquot of test media, or other media as appropriate, was passed through the gel filtration column in the same manner as the test to serve as a neutralization control substance, to determine if comparable levels of infectious viral units were recovered from the control and the neutralized test substance filtrate. The filtrate is considered the 10-1 dilution.

To verify that the test substance had been neutralized, the filtrate (neutralized test substance) and the neutralization control substance were each challenged with a 0.1 ml aliquot of low titer (e.g. 1000-5000) infective units of the test system and held for at least 10 minutes at an exposure temperature of 24.1–24.7 °C in a relative humidity of 30-31%. Serial 10-fold dilutions were prepared using test media by adding 0.100 ml filtrate to 0.900 ml test media. The results of the neutralization control were microscopically evaluated at the same time as the results of the test substance and all other controls.

Cell Culture Control

To ensure that the host cells were not contaminated with bacteria, fungi, or any cytopathogenic viruses, and to confirm the viability of the cells during the incubation period of the assay, at least four cell monolayers were left untreated and microscopically examined periodically throughout the incubation period. Any obvious contamination or degeneration in such monolayers could invalidate the virucidal efficacy assay.

Virus lnoculum Titer Control

To confirm that the host cell-line monolayers were susceptible to the test virus and to confirm the titer of the viral inoculum, an aliquot of the test virus inoculum was serially diluted (10-fold) in test media. This control was also used to confirm the level of virus inoculated in the Neutralization Control.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

STUDY CONTROLS (cont.)

Infectivity Assay

A 0.1 ml aliquot of all test and control dilutions was inoculated into the host cell cultures (which contained test medium) in quadruplicate. The cell culture control wells contained just test medium. The assay plates were incubated at 33±2 °C in a humidified atmosphere of 6±1% CO2 for ~7 days. The assay plates were examined microscopically periodically through out the incubation period with any changes to the monolayers including viral cytopathic effects (CPE), cytotoxicity, or contamination clearly documented in the raw data. Data obtained from the final reading are documented in the Results section of this report.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

SUCCESS CRITERIA

●	The following measures are met to ensure the acceptability of virucidal efficacy data:

○	The virus titer control demonstrates obvious and or typical cytopathic effects on the monolayers unless a detection method other than cytopathic effect is used.

○	A minimum of 4.80 log10 infective units/control carrier is recovered from each plate recovery control film(s).

○	If cytotoxicity is present, the virus control titer is sufficient to demonstrate a ≥3.00 log10 reduction in viral titer on each surface beyond the cytotoxic level.

○	Comparable levels of infective units must be recovered from the neutralized test substance and neutralization control substance.

○	Quantification of the test and control parameters is conducted at a minimum of four determinations per dilution.

○	The cell controls are negative for infectivity and demonstrate typical cell morphology.

●	The U.S. EPA performance criteria for disinfection follows:

○	In the presence or absence of cytotoxicity, the product should demonstrate a ≥ 3.00 log10 reduction in viral titer on each surface.

●	Retesting Guidance

○	When a test passes and the TCID50 of the plate recovery control is above 6.3 log10 infective units per carrier, the test is considered valid and no retesting is necessary.

○	When a test fails and the TCID50 of the plate recovery control is above 6.3 log10 infective units per carrier, retesting may be conducted.

○	When a test fails and the TCID50 of the plate recovery control is below 4.80 log10 infective units per carrier, no retesting is necessary.

○	When a test passes and the TCID50 of the plate recovery control is below 4.80 log10 infective units per carrier, retesting may be conducted.

○	When cytotoxicity is present and a ≥3.00 log reduction is observed, no retesting is necessary.

○	When cytotoxicity is present and a ≤3.00 log reduction is observed, retesting may be necessary.

○	If repeat testing is necessary, it may be performed under the current protocol number.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

CALCULATIONS AND STATISTICAL ANALYSIS

●	The TCID50 (Tissue Culture lnfectivity Dose) represents the endpoint dilution where 50% of the cell cultures exhibit cytopathic effects due to infection by the test virus. The endpoint dilution at which 50% of the host cell monolayers exhibit cytotoxicity is termed the Tissue Culture Dose (TCD50). The TCID50 and TCD50 were determined using the Spearman-Kärber method and calculated as follows:

Negative logarithm of endpoint titer =

[– Log of first dilution inoculated] – [((sum of % mortality at each dilution/100) – 0.5) x Logarithm of dilution]

●	The result of this calculation is expressed as TCID50/ volume of dilution inoculated (e.g. 0.1 ml) for the test and plate recovery control.

●	Determination of viral titer per carrier is established by accounting for the volume of viral inoculum per carrier.

To calculate TCID50/carrier, the following equation was used:

The antilog of the TCID50/ volume inoculated x (volume of inoculum on carrier/ volume of dilution inoculated)

The log10 of this result is performed to achieve the TCID50/ carrier.

Calculation of the Log10 Reduction

●	The log10 reduction in viral titer was calculated as follows:

Plate Recovery Control Log10 TCID50/ carrier – Virus-Test Substance Log10 TCID50/carrier

●	The presence of any test substance cytotoxicity was taken into account when calculating the log10 reduction in viral titer.

●	If multiple plate recovery control and test replicates were performed, the average TCID50 of each parameter was calculated and the average result used to calculate the log10 reduction in viral titer following:

Average TCID50/Carrier = log10 [((antilog of replicate 1) + (antilog of replicate 2))/ 2]

Statistical Analysis

Not applicable.

Methods for the Control of Bias

Not applicable.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

DATA AND SAMPLE RETENTION

Study Record Retention

The original (or certified copy) of the study report, protocol, protocol amendments and deviations, study specific SOP deviations that occurred during the course of the study, corresponding raw data, memoranda, and any other study specific correspondence will be held in the archives of Microchem Laboratory indefinitely. For studies not meeting the performance criteria for submission or for studies that have been canceled prior to the generation of valid data, the original (or certified copy) of the final study report, protocol, and corresponding raw data will be held in the archives of Microchem Laboratory for a minimum of two years following the study completion date at which time they may be removed from the archive or transferred to the Sponsor’s archive at their expense.

If requested by the Study Sponsor (or Sponsor Representative), the study file may be transferred to the Study Sponsor’s archive at the Study Sponsor’s expense prior to the time frames listed.

All test facility records including, but not limited to, standard operating procedures, quality assurance pertinent non-study specific deviations, inspection records, temperature and equipment records including maintenance, inspection and calibration, and employee training records will be maintained at Microchem Laboratory indefinitely.

Test Substance Retention

The test substance (or test control, test article, test device, as applicable ) may be returned to the Study Sponsor at the Study Sponsor’s request and expense following study completion unless otherwise requested to be returned earlier. If the Study Sponsor does not request return of the sample, it will be disposed > 90 days following the study completion. Arrangements may be made for extended storage as necessary, at the Sponsor’s request and expense.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

RESULTS

Table 1: Plate Recovery Control and Test Results

		Recovery Control	Test Results
			Lot: 000136	Lot: 21.05.19.01
Cell Control		0000	N/A	N/A
Dilution	10-1	++++	0000	00+0
	10-2	++++	0000	0000
	10-3	++++	0000	0000
	10-4	++++	0000	0000
	10-5	00+0	0000	0000
	10-6	0000	0000	0000
	10-7	0000	N/A	N/ A
TCID50 / 0.1 ml		4.75 log10	≤0.50 log10	0.75 log10
TCID50 / Carrier		5.05 log10	≤0.80 log10	1.05 log10
Log10 Reduction / Carrier		N/A	≤4.25 log10	4.00 log10

Table 2: Cytotoxicity Control Results

		Cytotoxicity Control
		Lot: 000136	Lot: 21.05.19.01
Dilution	10-1	0000	0000
	10-2	0000	0000
	10-3	0000	0000
TCD50 / 0.1 ml		≤0.50 log10	≤0.50 log10

Key: + = Virus recovered; 0 = Virus not recovered and/or no cytotoxicity observed; T = Cytotoxicity observed;
N/ A = not applicable

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

RESULTS (cont.)

Table 3: Test Substance Neutralization Control Results

Neutralization Control
		Lot: 000136	Lot: 21.05.19.01	Control Substance
Dilution	10-1	++++	++++	++++
	10-2	++++	++++	++++
	10-3	++++	++++	++++
	10-4	++++	++++	++++
	10-5	++++	++++	++++
	10-6	0000	00+0	+000
TCID50 / 0.1 ml		5.50 log10	5.75 log10	5.75 log10

Table 4: Virus lnoculum Titer Control

Virus lnoculum Titer Control
Dilution	10-1	++++
	10-2	++++
	10-3	++++
	10-4	++++
	10-5	0+++
	10-6	+000
	10-7	0000
TCID50 / 0.1 ml		5.50 log10

Key: + = Virus recovered; 0 = Virus not recovered and/or no cytotoxicity observed;
T = Cytotoxicity observed; N/ A = not applicable

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

STUDY CONCLUSION

The purpose of the study was to determine the virucidal efficacy of DiOx+ Chlorine Dioxide 4000 ppm (Lots: 000136 and 21.05.19.01) against Human coronavirus, 229E strain, ATCC VR-740, with no additional supplementation of organic soil load incorporated into the test inoculum, at a contact time of 10 minutes and exposure temperature of room temperature.

The Plate Recovery Control demonstrated a viral titer of 4.75 log10 TCID50 per 0.1 ml and 5.05 log10 TCID50 per carrier, thereby satisfying U.S. EPA study acceptance criteria of a minimum of 4.80 log10 in fective units per control carrier.

Taking the cytotoxicity and neutralization control results into consideration, the evaluated test substance, DiOx+ Chlorine Dioxide 4000 ppm, demonstrated a ≥4.25 log10 reduction in viral titer for Lot: 000136 and a 4.00 log10 reduction in viral titer for Lot: 21.05.19.01.

No test substance cytotoxicity was detected in either lot of test substance assayed, ≤0.50 log10 TCD50 per 0.1 ml for Lot: 000136 and ≤0.50 log10 TCD50 per 0.1 ml for Lot: 21.05.19.01.

The test substance and control substance demonstrated comparable levels of infective units recovered in the Neutralization Control.

No microbial contamination of any host cell cultures was observed during the course of the study.

DiOx+ Chlorine Dioxide 4000 ppm (Lots: 000136 and 21.05.19.01) met the U.S. EPA Product Performance Guidelines for Disinfectants for Use on Hard Surfaces outlined in U.S. EPA OCSPP 810.2200 and the success criteria detailed in the approved protocol when tested against Human coronavirus, 229E strain, ATCC VR-7 40 at contact time of 10 minutes.

This study was carried out in compliance with the approved protocol. All experimental controls met the established acceptance criteria unless otherwise noted in the Protocol Changes section of this report.

There were no circumstances that may have affected the quality or the integrity of the data.

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Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

REFERENCES

●	Annual Book of ASTM Standards, Standard Test Method to Assess Virucidal Activity of Chemicals Intended for Disinfection of Inanimate, Nonporous Environmental Surfaces, Designation El 053, current edition. American Society for Testing Materials, 100 Barr Harbor Drive, West Conshohocken, PA 19428.

●	Annual Book of ASTM Standards, Standard Practice for Use of Gel Filtration Columns for Cytotoxicity Reduction and Neutralization, Designation El 482, current edition. American Society for Testing Materials, 100 Barr Harbor Drive, West Conshohocken, PA 19428.

●	Official Methods of Analysis of the AOAC International, Chapter 6, Disinfectants, Official Method 960 .09 Germicidal and Detergent Sanitizing Action of Disinfectants. Revised 2013.

●	U.S. Environmental Protection Agency, Office of Chemical Safety and Pollution Prevention, Product Performance Test Guidelines OCSPP 810 .2000: General Considerations for Testing Public Health Antimicrobial Pesticides – Guidance for Efficacy Testing. February 2018.

●	U.S. Environmental Protection Agency, Office of Chemical Safety and Pollution Prevention, Product Performance Test Guidelines OCSPP 810.2200: Disinfectants for Use on Environmental Surfaces – Guidance for Efficacy Testing. February 2018.

●	U.S. Environmental Protection Agency, Frequent Questions for the 2018 series 810 – Product Performance Test Guidelines: Antimicrobial Efficacy Test Guidelines. 2019.

●	Guidance Document – Disinfectant Drugs. Health Canada. April 2020.

●	Guidance Document – Safety and Efficacy Requirement for Hard Surface Disinfectant Drugs. Health Canada. April 2020.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL AMENDMENT

Protocol Amendment for Protocol P3254 Study ID NumberGLP2845

Protocol Amendment # 1

On 20SEP202l , the approved/ signed protocol P3254 has been emended to reflect that the Certificates of Analysis for each lot of test substance will not be provided .

All remaining testing parameters ore to be followed as stated in the protocol.

20SEP2021
Study Director (Signature)	Date Signed

Madhuri Patil
Study Director (Print)

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL

Protocol Number : P3254	Study ID Number: GLP 2845
05AUG2021

Protocol Title

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces

Test Microorganism

Human coronavirus, 229E strain, ATCC VR-740

Data Requirements

U.S. SPA OCSPP810.2200

Study Sponsor

Boon Industries Inc.
110 Spring Hill Drive, Suite 16
Grass Valley, CA 95945

Testing Facility

Microchom Laboratory
1304 W. Industrial Blvd.
Round Rock, Texas 78681

Prepared By

Karen Romm, B.A.

Date

10MAR2021
Revised 19JUL2021

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

I.	Introduction

This document details the materials and procedure for evaluating the virucidal efficacy of a test substance for use on hard inanimate, nonporous surfaces following test method ASTM E1053 Standard Practice to Assess Virucidal Activity of Chemicals Intended for Disinfection of Inanimate. Nonporous Environmental Surfaces Testing will be performed in accordance with Good Laboratory Practice Standards (GLPS) stipulated by U.S. EPA 40 CFR Part 160 as well as the U.S. EPA Product Performance Test Guidelines outlined in OCSPP 810 2200. This document also explains the terms and conditions of testing.

II.	Purpose

The purpose of this study is to document the virucidal efficacy of the test substance against the test system (microorganism) under the test parameters specified in this protocol. The lest protocol is in compliance with the requirements of and may be submitted to one or more of the following agencies as indicated by the Study Sponsor: U.S. Environmental Protection Agency (EPA) and Health Canada.

III.	Justification for the Selection of the Test System (Microorganism)

The United Stoics Environmental Protection Agency (U.S. EPA) requires that specific antimicrobial claims mode for disinfectants for use on hard surfaces sold in the United States be supported by relevant test systems (microorganisms) outlined in the EPA Product Performance Test Guidelines. OCSPP 810.2200, Disinfectants for Use on Environmental Surfaces - Guidance for Efficacy Testing.

IV.	Terms and Conditions

Studies by Microchem Laboratory ore conducted in accordance with general terms and conditions posted on www.MicrochemLab.com/terms.

Prior to study initiation, Microchem Laboratory should receive the approved and signed protocol, test substance and applicable payment. Changes to the signed, approved protocol will require amendment and may incur additional fees. Cancellation of the study any time after the protocol is signed by the Study Sponsor will result in Sponsor being charged for work completed in addition to up to 50% of the cost of the uncompleted testing, to be determined by laboratory management at its sole discretion.

Microchem Laboratory may repeat studies at its cost in the event of an unintended protocol non-conformance that affects the study outcome, or for studies which yield invalid control results. If the Sponsor requests a specific neutralizer to be utilized in testing and test controls indicate incomplete or inadequate neutralization, repeat testing will be at the Study Sponsors expense for applicable testing. Repeat testing may be conducted under the current initiated protocol and Microchem Laboratory GLP study identification number. In addition, the Study Sponsor is responsible for the cost of all studies performed to confirm the outcome of a previous study and for ensuring that the study will meet their regulatory objectives.

The Study Sponsor must obtain written consent from Microchem Laboratory to use or publish its protocols, study reports (or ports thereof), logo or employee names for marketing purposes.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

V.	Test Substance Characterization and Handling

As stated in 40 CFR Part 160 Subpart F [160.105], each botch (lot) of test substance shall be characterized as to identity, strength, purity, composition, and solubility (as applicable), and shall be documented prior to use in this assay. Stability of the test formula shall be determined prior to or concomitantly with this study. If the requirements set forth in 40 CFR Part 160 Subpart F [160.105] have not been met, this will be noted in the Good Laboratory Practice compliance statement in the study report. Certificates of Analysis (C of A) will be appended to the study report, if provided by the Study Sponsor.

Test substances are handled as follows unless otherwise requested by the Study Sponsor:

●	The test substance is stored at ambient (room) temperature under fluorescent lighting or in a cabinet.

●	The test substance is shaken or otherwise mixed well immediately prior to use (if applicable).

●	The test substance is handled safely in accordance with the chemical risks it may pose, stated in the SDS or by the Study Sponsor during the course of pre-study communication.

VI.	Study Dates

The listed proposed experimental start and completion dates are estimates based on the current laboratory schedule and may change based on when the test substance, Sponsor-signed protocol, and payment (if applicable) ore received at the testing laboratory. To avoid scheduling delays, please ensure that all paperwork is completed fully and accurately.

Proposed Experimental Start Date:	04AUG2021
Proposed Experimental Termination Date:	11AUG2021

VII.	Procedure for Identification of Test System

Microchem Laboratory maintains Standard Operating Procedures which outline the procedures for receipt, storage, and tracking of microorganisms. The vessels, rocks, and/or trays containing the test system are labeled with microorganism identifiers to maintain microorganism traceability. Information regarding the microorganism identity, strain, propagation procedure, media utilized, etc. is documented in the study raw data. All studies ore assigned a unique identification number which is labeled on the test and control vessels, racks, trays, etc. These procedures are followed to identify and document the test system.

VIII.	Test System (Microorganism) and Host Cell-Line

Test System:	Human coronavirus, 229E strain, ATCC VR-740

The virus to be used in this study was originally obtained from the American Type Culture Collection (ATCC), Manassas, Virginia. The source of the virus will be documented in the raw data and report.

Host Cell:	MRC-5 cells (ATCC CCL-171)

ATCC® microorganisms are used under commercial license. The ATCC trademark and trade name and any and all ATCC catalog numbers are trademarks of the American Type Culture Collection.

IX.	Test Principle

The test substance is applied to a film of virus that has been dried onto the surface of a glass carrier (representing a hard, nonporous surface) and held for the Sponsor-specified contact time. At the conclusion of the contact time, the recovered virus-test substance mixture is neutralized and the mixture is assayed for infectivity. Plate recovery, cytotoxicity, neutralization, virus inoculum titer and cell culture controls are performed concurrently with the test.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

X.	Procedure

Preparation of the Test Virus

●	The test virus is propagated internally by Microchem Laboratory personnel by inoculating the virus into cell culture flasks containing the appropriate host cell line and incubating at the appropriate conditions.

●	Once the cell culture flask(s) display approximately 75-100% cytopathic effect (as determined by microscopic evaluation), the flasks are subjected to freeze-thaw cycles to release virus from infected cells.

●	The contents of the cell culture flask(s) are collected and centrifuged in order to remove the cell debris.

●	The test virus is then aliquated and stored at ≤ -70°C.

●	Alternate methods of propagation and harvesting may be utilized as necessary for the test virus. The propagation procedure is documented and will be reported.

●	On the day of testing, the appropriate number of virus stock suspension vials are removed from cryostorage and thawed. The test virus may be standardized by dilution as needed to target a recoverable plate recovery control of 4.8 log10 to 6.3 log10 infective units per plate recovery control or 3-5 log10 beyond the level of cytotoxicity.

●	If the Study Sponsor requests an organic soil to be incorporated into the test virus, it will be added following any standardization of the test virus.

Host Cell-Line

●	MRC-5 cells (ATCC CCL-1 71) originally received from ATCC will be utilized in the assay. If necessary, cells received from an alternate source may be utilized. The original source of the cells will be documented in the raw data and reported.

●	The cells will be subcultured by Microchem Laboratory personnel and seeded into 24-well cell culture plates.

●	The plates are incubated at 36 + 2 ○C in a humidified atmosphere of 6 + 1% CO2 until they have reached the desired confluence required for testing.

●	Cell culture passage documentation including cell culture source, passage number, seeding densities, etc. is retained.

Test Medium

●	The test medium to be utilized in the assay is Eagle’s Minimum Essential Medium (EMEM) or Dulbecco’s Modified Eagle Medium (DMEM) which has been supplemented with 0-10% heat-inactivated fetal bovine scrum (FBS). The test medium may also contain additional supplements such as antibiotics, fungizone, L-glutamine, trypsin, non-essential amino acids, etc., depending on the requirements of the test virus and/or host cells. The final composition of the test media utilized in the assay will be documented in the raw date and reported.

Preparation of the Test Substance

●	The test substance will be used as directed by the Study Sponsor.

●	Unless otherwise requested by the Study Sponsor, if a dilution of the test substance is required, a ≥ 1.0 ml or ≥1.0 g of the test substance will be used to prepare the test substance using volumetric glassware. For liquid products, a v/v dilution will be made and for solids, a w/v dilution will be mode.

●	If synthetic hard water is requested as the diluent, it will be prepared following Microchem Laboratory Standard Operating Procedures for the specific water type. The hardness range will be -10% to +5% of the specified hardness.

●	If tap water is requested as the diluent, the water will be autoclave sterilized. The water hardness will be determined on the day of testing and adjusted to the hardness range if necessary.

●	The test substance will be equilibrated to the requested exposure temperature, if applicable, prior to use.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

Preparation of Sephadex LH-20 Gel Filtration Columns

●	Sephadex LH-20 gel filtration columns will be utilized to neutralize and/or to reduce the cytotoxicity of the test substance following exposure to the test virus by separating the virus from the test substance via filtration.

●	On the day of testing, the prepared Sephadex slurry is aseptically added to prepared column units (sterile syringe) to completely fill the column.

●	Just prior to testing, the syringe is centrifuged at approximately 100 x g for 3-4 minutes to clear the void volume.

●	Alternatively, Sephacryl may be utilized in place of Sephadex, in which case, preparation will be conducted according to internal SOP documented, and reported.

Preparation of Virus Films

●	The test virus is vortexed thoroughly and a 0.2 ml aliquot is placed on the inside bottom surface of the appropriate number of 100 x 15 mm sterile glass Petri dishes which serve as the test carriers.

A larger inoculum volume may be used as necessary in order to ensure on appropriate viral inoculum titer. The volume of test virus utilized will be documented in the raw data and reported.

●	The inoculum is then spread over the entire area of the carriers using a sterile cell scraper tool or bent pipette tip without touching the sides of the Petri dish.

●	The virus films are dried in a biological safety cabinet or other suitable chamber at the temperature and humidity conditions appropriate to lessen the levels of virus inactivation due to drying with the Petri dish covers removed. The viral inoculum is allowed to dry until the surface appears to be visibly dry. The temperature, relative humidity, and drying time period will be recorded in the row data and reported.

Exposure of Virus Films to the Test Substance

●	For each lot of the test substance, the appropriate number of dried virus film carriers are treated with a 2.0 ml aliquot of the use dilution of the liquid test substance or for spray products, with the amount of spray released following Study Sponsor instructions. The carriers are gently rotated to ensure complete coverage of the test substance over the entirety of each test surface.

●	The carriers are held covered at the Sponsor-requested exposure temperature for the requested contact time. The exposure conditions (contact time, temperature, and relative humidity) will be documented in the row data and reported.

●	Just prior to the completion of the contact time, a sterile cell scraper is used to re-suspend each viral film and the solution is immediately transferred into a gel filtration column.

●	The syringe plunger is used to pass the contents of the re-suspended test carrier through the column. Alternatively, the re-suspended contents may be passed through the gel filtration column by centrifugation at 100 x g for 3-4 minutes.

●	Serial 10-fold dilutions (e g. 0.1 ml filtrate + 0.9 ml test media) of the filtrate (10 dilution) are prepared to the appropriate dilution.

●	If excessive cytotoxicity of the test substance to the indicator cell cultures is suspected, following titration, individual dilutions may be passed through additional individual gel filtration columns.

Plate Recovery Control

●	An appropriate number of plate recovery control films will be prepared to determine the baseline dried virus liter. The plate recovery control films will be generated as described above in “Preparation of Virus Films.”

●	Following drying, a 2.0 ml aliquot of test medium is overlaid on each control film.

●	The carrier is then gently rotated to ensure complete coverage of the solution over the entirety of the surface. All other test conditions and parameters (e.g. Sponsor-requested contact time and exposure temperature) will be the same as the test carriers.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

Plate Recovery Control (cont.)

●	Just prior to the completion of the study contact time, sterile cell scrapers are used to re-suspend the viral films and the solution is immediately transferred into gel filtration columns.

●	The re-suspended contents of each carrier are passed through the gel filtration column in the same manner as the test carriers.

●	Serial 10-fold dilutions (e.g. 0.1 ml filtrate + 0.9 ml test media) of the filtrate (10-1 dilution) are prepared to the appropriate dilution.

●	If additional gel filtration columns are utilized in the test, the same dilutions of the plate recovery control will be passed through individual gel filtration columns.

●	The results of the plate recovery control will be microscopically evaluated at the same time as the results of the test substance and all other controls.

●	The results of this control are used to calculate the log reduction in viral titer following exposure of the test substance to the test virus.

Cytotoxicity Control

●	For each lot of test substance assayed, one sterile gloss Petri dish carrier (containing no virus film) is treated in the same manner as the test carriers. A 2.0 ml aliquot of the use dilution of the test substance for liquid products or for spray products, the amount of test substance delivered following the Sponsor-specified spray instructions is added to the sterile Petri dish and held for the Sponsor-requested study contact time at the requested exposure temperature.

●	Just prior to the completion of the study contact time, the carrier is scraped using a sterile cell scraper and the test substance suspension is promptly transferred into a gel filtration column.

●	The re-suspended test substance is passed through the gel filtration column in the same manner as the lest.

●	Serial 10-told dilutions (e.g. 0.1 ml filtrate + 0.9 ml test media) of the filtrate (10-1 dilution) are prepared to the appropriate dilution.

●	The results of the cytotoxicity control will be microscopically evaluated at the same time as the results of the test substance and all other controls.

Test Substance Neutralization Control

●	For each lot of test substance assayed, one sterile glass Petri dish carrier (containing no virus film) is treated in the same manner as the test carriers. A 2.0 ml aliquot of the use dilution of the test substance for liquid products, or for spray products the amount of test substance delivered following the Sponsor-specified spray instructions, is added to the sterile Petri dish.

●	The carrier is scraped using a sterile cell scraper and the test substance suspension is promptly transferred into a gel filtration column.

●	The re-suspended test substance is passed through the gel filtration column in the same manner as the test. The filtrate is considered the 10-1 dilution.

●	A 2.0 ml aliquot of test media, or other media as appropriate, is passed through the gel filtration column in the same manner as the test to serve as a neutralization control substance to determine if comparable levels of infectious viral units are recovered from the control and the neutralized test substance filtrate. The filtrate is considered the 10-1 dilution.

●	To verify that the test substance has been neutralized, the filtrate (neutralized test substance) and the neutralization control substance arc each challenged with a 0.1 ml aliquot of low liter (e.g. 1000 - 5000) infective units of the test system and held for at least the contact time at room temperature. Serial 10-fold dilutions (e.g. 0.1 ml filtrate + 0.9 ml test media) are prepared using test media, to the appropriate dilution.

Neutralization may be performed using multiple carrier replicates and inoculated with a low titer (e.g. 1000 - 5000) infective units of the test system using different dilutions of the prepared inoculum and held for at least the contact time at room temperature.

●	The results of the neutralization control will be microscopically evaluated at the same time as the results of the test substance and all other controls.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

Cell Culture Control

●	To ensure that the host cells are not contaminated with bacteria, fungi, or any cytopathogenic viruses and to confirm the viability of the cells during the incubation period of the assay. at least four host cell monolayers are left untreated and will be microscopically examined periodically throughout the incubation period. Any obvious contamination or degeneration in such monolayers may invalidate the virucidal efficacy assay.

Virus Inoculum Titer Control

●	To confirm that the host cell-line monolayers are susceptible to the test virus and to confirm the liter of the viral inoculum, an aliquot of the test virus inoculum is serially diluted (10-fold) in test media. This control is also used to confirm the level of virus inoculated in the Neutralization Control.

Infectivity Assay

●	A 0.1 ml aliquot of all test and control dilutions will be inoculated into the host cell cultures (which contain test medium) in quadruplicate.

●	To facilitate virus-host cell adsorption, an adsorption step may be performed by inoculating the dilutions into the host cell cultures which do not contain test medium. The assay plates ore incubated at 33 ± 2°C in a humidified atmosphere of 6 ± 1% CO2 for a minimum of 30 minutes. The plates may also be pieced upon on orbital rotator during this incubation period, if feasible.

Following the optional adsorption, each well receives on approximate 1.0 ml aliquot of test medium via pipette delivery.

●	The assay plates are incubated at 33 ± 2°C in a humidified atmosphere of 6 ± 1% CO2 for approximately 7 days.

●	If necessary, test medium may be replaced during the incubation period to aid in reducing cytotoxicity and/or to maintain the hearth of the host cell cultures.

●	The assay plates will be examined microscopically periodically throughout the incubation period with any changes to the monolayers including viral cytopathic effects (CPE), cytotoxicity, or contamination clearly documented in the raw data.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

XI.	Calculations

●	The TCID50 (Tissue Culture Infectivity Dose) represents the endpoint dilution where 50% of the cell cultures exhibit cytopathic effects due to infection by the test virus. The endpoint dilution at which 50% of the host cell monolayers exhibit cytotoxicity is termed the Tissue Culture Dose (TCD50). The TCID50, and TCD50 are determined using the Spearman-Kärber method and calculated as follows:

Negative logarithm of endpoint titer =

[ – Log of first dilution inoculated] – [((sum of % mortality at each dilution/100) – 0.5) x Logarithm of dilution]

●	The result of this calculation is expressed as TCID50/volume of dilution inoculated (e.g. 0.1 ml) for the test and plate recovery control.

●	Determination of viral titer per carrier is established by accounting for the volume of viral inoculum per carrier.

To calculate the TClD50/carrier the following equation is used:

The antilog of the TCID50/volume inoculated x (volume of inoculum on carrier/volume of dilution inoculated)

The log10 of this result is performed to achieve the TCID50/carrier

Calculation of the Log Reduction

●	The log reduction in viral titer will be calculated as follows:

Plate Recovery Control log10 TCID50/carrier – Virus-Test Substance log10 TClD50/carrier

●	The presence of any test substance cytotoxicity will be taken into account when calculating the log reduction in viral titer.

●	If multiple plate recovery control and test replicates are performed, the average TCID50 of each parameter will be calculated and the average result used to calculate the log reduction in viral titer following:

Average TCID50/Carrier — log10 [((antilog of replicate 1) + (antilog of replicate 2))/]

XII.	Statistical Analysis

Not applicable.

XIII.	Methods for the Control of Bias

Not applicable.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

XIV.	Success Criteria

●	The following measures are met to ensure the acceptability of virucidal efficacy data:

The virus titer control demonstrates obvious and or typical cytopathic effects on the monolayers unless a detection method other than cytopathic effect is used.

A minimum of 4.80 log10 infective units/control carrier is recovered from each plate recovery control film(s).

If cytotoxicity is present, the virus control titer is sufficient to demonstrate a ≥3.00 log10 reduction in viral titer on each surface beyond the cytotoxic level.

Comparable levels of infective units must be recovered from the neutralized test substance and neutralization control substance.

Quantification of the test and control parameters is conducted at a minimum of four determinations per dilution.

The cell controls are negative for infectivity and demonstrate typical cell morphology.

XV.	Product Performance Criteria

●	The U.S. EPA performance criteria for disinfection follows:

In the presence or absence of cytotoxicity, the product should demonstrate a ≥3.00 log10 reduction in viral titer on each surface.

●	Retesting Guidance

When a test passes and the TCID50 of the plate recovery control is above 6.3 log10 infective units/per carrier, the test is considered valid and no retesting is necessary.

When a test fails and the TCID50 of the plate recovery control is above 6.3 log10 infective units/per carrier, retesting may be repeated.

When a test fails and TCID50 of the plate recovery control is below 4.80 log10 infective units/per carrier, no retesting is necessary.

When a test passes and the TClD50 of the plate recovery control is below 4.80 log10 infective units per carrier, retesting may be conducted.

When cytotoxicity is present and a ≥3.00 log reduction is observed, no retesting is necessary.

When cytotoxicity is present and a ≤3.00 log reduction is observed, retesting may be necessary.

If repeat testing is necessary, it may be performed under the current protocol number.

XVI.	Protocol Changes

●	If changes or revisions to the approved protocol are required, they will be documented in the form of a protocol amendment that also includes the reason for the change or revision and the amendment will be signed and dated, minimally, by the Study Director. The protocol amendment will be retained with the protocol. The Study Sponsor will be notified of the changes or revisions.

XVII.	Reporting

●	Results are reported accurately and fully, in accordance with EPA GLP (40 CFR Part 160.185). A draft report may be provided for review by the Study Sponsor prior to study completion.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

XVIII.	Study Record and Test Substance Retention

●	The original (or certified copy) of the study report, protocol, protocol amendments and deviations, study specific SOP deviations that occurred during the course of the study, corresponding raw data, memoranda, and any other study specific correspondence will be held in the archives of Microchem Laboratory indefinitely. For studies not meeting the performance criteria for submission or for studies that have been canceled prior to the generation of valid data, the original (or certified copy) of the final study report, protocol, and corresponding row data will be held in the archives of Microchem Laboratory for a minimum of two years following the study completion date at which time they may be removed from the archive or transferred to the Sponsor’s archive at their expense

●	If requested by the Study Sponsor (or Sponsor Representative), the study file may be transferred to the Study Sponsor’s archive at the Study Sponsor’s expense prior to the time frames listed.

●	All test facility records including, but not limited to, standard operating procedures, quality assurance pertinent non-study specific deviations, inspection records, temperature and equipment records including maintenance, inspection and calibration, and employee training records will be maintained at Microchem Laboratory indefinitely.

●	The test substance (or test control, test article, test device, as applicable) may be returned to the Study Sponsor at the Study Sponsor’s request and expense following study completion unless otherwise requested to be returned earlier. If the Study Sponsor does not request return of the sample, it will be disposed >90 days following the study completion. Arrangements may be made for extended storage as necessary, at the Sponsor’s request and expense.

XIX.	Quality Assurance

●	The study is conducted in accordance with Microchem Laboratory’s Quality Management System and 40 CFR Port 160 and will undergo a full quality assurance review. All protocol amendments will be fully recorded and reported, as well as any deviations from the protocol.

XX.	References

●	Annual Book of ASTM Standards, Standard Practice to Assess Virucidal Activity of Chemicals Intended for Disinfection of Inanimate, Nonporous Environmental Surfaces, Designation E1053, current edition. American Society for Testing Materials, 100 Barr Harbor Drive, West Conshohocken, PA 19428.

●	Annual Book of ASTM Standards, Standard Practice for Use of Gel Filtration Columns for Cytotoxicity Reduction and Neutralization, Designation E1482, current edition. American Society for Testing Materials, 100 Barr Harbor Drive, West Conshohocken, PA 19428.

●	Official Methods of Analysis of the AOAC International, Chapter 6, Disinfectants, Official Method 960.09 Germicidal and Detergent Sanitizing Action of Disinfectants. Revised 2013.

●	U.S. Environmental Protection Agency, Office of Chemical Safety and Pollution Prevention, Product Performance Test Guidelines OCSPP 810.2000: General Considerations for Testing Public Health Antimicrobial Pesticides - Guidance for Efficacy Testing. February 2018.

●	U.S. Environmental Protection Agency, Office of Chemical Safety and Pollution Prevention, Product Performance Test Guidelines OCSPP 810.2200: Disinfectants for Use on Environmental Surfaces - Guidance for Efficacy Testing. February 2018.

●	U.S. Environmental Protection Agency, Frequent Questions for the 2018 Series 810 - Product Performance Test Guidelines: Antimicrobial Efficacy Test Guidelines. 2019.

●	Guidance Document – Disinfectant Drugs. Health Canada. April 2020.

●	Guidance Document – Safety and Efficacy Requirement for Hard Surface Disinfectant Drugs. Health Canada. April 2020.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

Specific Testing Parameters to be completed by the Study Sponsor/Representative - all fields need to be completed before testing may commence

Test Substance Name	DiOx+ Chlorine Dioxide 4000ppm

Test Substance Lot Numbers	Lot 000136 and Lot 21.05.19.01

Manufacturer Date(s)	10APR2021 and 19MAY2021

Expiration Date(s)	10NOV2021 and 19MAY2022

Test Substance Shipment Status	☒ Use test substance already present at Microchem. ☐ Test substance will be shipped Estimated arrival date, if known:

Test Substance Storage	☒ Room temperature (default for all packages unless otherwise advised) ☐ 2-8○C ☐ Other:

Test Substance Hazards	☒ None known ☒ SDS Attached ☐ Other:

Test Substance Active Ingredient	☒ Alcohol ☐ Iodophor ☐ Peracetic Acid ☐ Peroxide ☐ Phenol ☐ Quaternary Ammonia ☐ Sodium Hypochlorite ☒ Other: ChlorineDioxide

Active Ingredient Level	☒ At or below Lower Certified Limit (LCL) ☐ At or below nominal

Active Ingredient Concentration as submitted (for neutralization information only, not for chemical characterization)	Chlorine Dioxide (0.4%)

Test Substance Dilution	☐ Ready to Use (RTU) ☒ Dilution ratio: (e.g. 1 oz per gallon)

☐ N/A ☒ Dilute by adding 30 ml test substance to 1000 ml diluent
Dilution to be made	(please specify volumes to be used for dilution, e.g. 1 ml to 127 ml diluent)
Note, an equivalent dilution may be made unless otherwise noted

Test Substance Diluent (Not applicable for RTU products)	☒ 200 ppm autoclave-sterilized top water (range is 180-210 ppm) ☐ 400 ppm AOAC Synthetic Hard Water (range is 360-420 ppm) ☐ 375 ppm OECD Hard Water (range is 338-394 ppm) ☐ Other:

Spray Instructions	☒ Not applicable; liquid product ☐ Spray carriers with sprays ☐ Spray carriers for seconds

Distance from carrier: ☐ 4-6” ☐ 6-8” ☐ Other:

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

Continuation of Specific Testing Parameters to be completed by the Study Sponsor/Representative
- all fields need to be completed before testing may commence

Organic Soil Load

☒  No additional organic soil bad supplementation, virus will be tested as propagated (<5% organic challenge). Organic soil level will be reported.

☐  5% fetal bovine serum (FBS) supplementation

☐  Other:

Contact Time(s)	10 minutes Note: The contact time includes a range of + 5 seconds for carrier manipulation
Exposure Temperature	☒ Room Temperature (18-25 °C) ☐ 20±2°C ☐ Other:
Number of Plate Recovery Control Carriers Per Study Per Day	☒ 1 ☐ Other:
Number of Test Carriers Per Lot of Test Substance	☒ 1 ☐ Other:
EPA40 CFR Part 160.31(d)
requires testing facility
management to assure that the
test, control, and reference
substances have been
appropriately tested for identity,
strength, purity, stability and
uniformity, as applicable.

Applicable identity, strength, purity, stability, and uniformity testing has been will be completed prior to efficacy testing: ☒  Yes     ☐  No

Performed under 40 CFR Port 160 regulations? ☒  Yes     ☐  No

Stability testing of the formulation has been or will be completed prior to efficacy testing or concomitantly with efficacy testing: ☒  Yes     ☐  No

Performed under 40 CFR Part 160 regulations? ☒  Yes     ☐  No

If no is marked, compliance status will be noted in the GLP compliance statement in the final report.

Certificate of Analysis (CoA)	☒ CoA far each lot provided. CoA will be appended in the final report. ☐ CoA will not be provided.
Protocol Modifications	☒ Testing to be performed as outlined in the protocol. ☐ The following protocol modifications are to be performed:
Regulatory agency(s) to which report may be submitted	☒ EPA ☐ Health Canada
Additional Instructions
Product dissipates quickly if exposed to air or light. Keep stored sealed in amber, or equivalent, bottle.

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378

Boon Industries Inc. Study ID Number: GLP2845 Protocol Number : P3254

PROTOCOL (cont.)

Virucidal Efficacy of a Test Substance for Use on Inanimate, Nonporous Surfaces Protocol Number: P3254 Revised 19JUL2021

XXI.	Authorized Personnel

Due to Microchem Laboratory confidentiality policy, study information will only be released to the Study Spcnsor/Sponsor Representative who has signed the protocol unless otherwise noted in writing. Please list any additional personnel authorized to receive information regarding this study.

1.	James Herrick

2.	Ryan McCoy

3.

4.

5.

XXII.	Protocol Approval

“I, the Study Sponsor/Sponsor Representative, have read and understand the study protocol. By signing this protocol I am certifying that the information and parameters accurately describe the test(s) to be completed in accordance with Good Laboratory Practice Standards (GLPS) stipulated by 40 CFR Part 160. I have also read, understand and agree to the terms and conditions listed in the protocol.”

Study Sponsor/Sponsor Representative Signature Approving Protocol

Justin Gonzalez CEO
Study Sponsor/Sponsor Representative Printed Name

7/26/21
Study Sponsor/Sponsor Representative Signature	Date

Justin@boonindustries.com	337 412 8181
Email address	Phone

Microchem Laboratory Study Director

Madhuri Patil
Study Director Printed Name

04AUG2021
Study Director Signature	Date

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Microchem Laboratory ● 1304 W. Industrial Blvd. ● Round Rock, Texas 78681 ● (512) 310-8378